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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-62963, 33-64295 and
333-14673), on Forms S-3 (Nos. 33-13211, 33-14071, 33-55425, 33-64245,
333-22355, 333-44523 and 333-45555) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01) of our report dated January 28, 1998 appearing in the 1997 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1997.

PRICE WATERHOUSE LLP

Morristown, New Jersey
February 26, 1998

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